Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2012 in this Registration Statement on Form F-4 of Harvest Operations Corp. dated June 14, 2012.

/s/ Ernst & Young LLP

Calgary, Canada

June 14, 2012